Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Management Change

RESEARCH TRIANGLE PARK, NC (August 25, 2011) — Tranzyme Pharma (NASDAQ: TZYM) today announced that Gordana Kosutic, M.D. has resigned as Vice President, Clinical and Regulatory Affairs, to pursue another opportunity. The Company has initiated a formal search for a Chief Medical Officer and has named M. Scott Harris, M.D., a consultant with Tranzyme since June 2010, to act in this capacity until a permanent replacement is appointed. In addition, Philippa Charlton, M.D., Tranzyme’s Medical Director, will assume the day-to-day responsibilities for clinical operations. Dr. Kosutic will remain with the Company until September 30.

“We would like to thank Gordana for her contributions during her tenure at Tranzyme and wish her well in her new position”, commented Vipin K. Garg, Ph.D., the Company’s President and CEO. “We are on track to complete our two Phase 3 pivotal trials for ulimorelin during the first half of 2012 and to initiate the 12-week Phase 2b trial for TZP-102 in the second half of this year.”

Dr. Harris is a board-certified gastroenterologist and formerly served as Chief Medical Officer of Ocera Therapeutics and Napo Pharmaceuticals. He is also a Professor of Clinical Medicine and Past Director of the Center of Inflammatory Bowel Disease at Georgetown University Hospital.

About Tranzyme Pharma

Tranzyme Pharma is a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 20 percent of adults worldwide are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, currently there are a limited number of safe and effective treatment options. Tranzyme is developing an intravenous drug, ulimorelin, for patients in acute (hospital-based) settings, as well as an oral drug (TZP-102) for chronic conditions. Ulimorelin is currently in Phase 3 clinical trials and TZP-102 is entering Phase 2b. Together these product candidates target a significant underserved market. By leveraging its proprietary drug discovery technology, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Further information about Tranzyme Pharma can be found on the Company’s web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. These include statements regarding the expected timing of our Phase 2b trial for TZP-102 and expected completion for our Phase 3 programs. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-170749), which was declared effective by the Securities and Exchange Commission on April 1, 2011, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Inquiries:
Susan P. Sharpe
Corporate Communications Manager
(919) 313-4761
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com